INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  April 9, 1998, in the Registration Statement and related
  Prospectus of the PaineWebber Pathfinders Trust, Treasury
  and Growth Stock Series 16.
  /s/ ERNST & YOUNG LLP
  New York, New York
  April 22, 1998